DESTINY PWS Top-Line Data Call June 8, 2020 | Soleno Therapeutics Exhibit 99.1

| © 2020 Soleno Therapeutics Certain Notices and Disclaimers Forward-Looking Statements This presentation contains forward-looking statements that are subject to many risks and uncertainties. Forward looking statements appear in a number of places throughout this presentation and include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, our ongoing and planned product development and clinical trials; the timing of, and our ability to make, regulatory filings and obtain and maintain regulatory approvals for our product candidates; our intellectual property position; the degree of clinical utility of our products, particularly in specific patient populations; our ability to develop commercial functions; expectations regarding product launch and revenue; our results of operations, cash needs, and spending of the proceeds from this offering; financial condition, liquidity, prospects, growth and strategies; the industry in which we operate; and the trends that may affect the industry or us. We may, in some cases, use terms such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this presentation, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward-looking statements contained in this presentation. You should also read carefully the factors described in the “Risk Factors” section and other parts of our Quarterly Report on Form 10-Q, available at www.sec.gov, in order to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this presentation will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified timeframe, or at all. Any forward-looking statements that we make in this presentation speak only as of the date of such statement, and we undertake no obligation to update such statements to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events.

| © 2020 Soleno Therapeutics Phase III Program Design C601 (DESTINY PWS): Multi-center, randomized, double-blind, placebo-controlled, parallel arm study in patients with PWS (Phase III) C602: Open-label safety extension study 2-week Run-in C601 13-Week Double-blind Treatment C602 Open-label Extension Up to 36 Months Enrolled N = 158 2:1 Randomization N = 127 DCCR N = 85 Placebo N = 42 Completed n = 120 Early Termination n = 7 Enrolled N = 115 Currently on Study n = 106 Screened N = 181

C601 Demographics and Baseline Characteristics (ITT Population) Parameter DCCR (N = 82) Placebo (N = 42) Overall (N = 124) Mean Age (years) (SD) 13.4 (6.82) 13.6 (7.37) 13.5 (6.98) Gender, n (%) Male 36 (43.9) 19 (45.2) 55 (44.4) Female 46 (56.1) 23 (54.8) 69 (55.6) Country, n (%) United Kingdom 19 (23.2) 6 (14.3) 25 (20.2) United States 63 (76.8) 36 (85.7) 99 (79.8) PWS Type, n (%) Deletion 48 (58.5) 28 (66.7) 76 (61.3) Non-deletion 33 (40.2) 14 (33.3) 47 (37.9) Not Available 1 (1.2) 0 (0.0) 1 (0.8) | © 2020 Soleno Therapeutics

C601 Primary Analysis – Change From Baseline in Hyperphagia to Visit 7 | © 2020 Soleno Therapeutics DCCR (N = 82) Placebo (N = 42) LS Mean (SE) -5.94 (0.879) -4.27 (1.145) 95% CI (-7.68, -4.20) (-6.53, -2.00) LS Mean Difference [DCCR-Placebo] (SE) -1.67 (1.294) 95% CI (-4.24, 0.89) p-value 0.1983

Changes from Baseline in HQ-CT at Visit 7 | © 2020 Soleno Therapeutics n = 82 n = 42 n = 19 n = 42

Key Secondary Endpoints Endpoint p-value Clinical Global Impression of Improvement at Visit 7 (CGI-I) 0.029 Mean Change From Baseline in Body Fat Mass (DXA) 0.025 Caregiver Global Impression of Change at Visit 7 (CGI-C) 0.409 | © 2020 Soleno Therapeutics

C601 Changes in Body Composition | © 2020 Soleno Therapeutics Endpoint p-value Lean Body Mass to Fat Mass Ratio 0.001 n = 42 n = 82 n = 36 n= 59 n = 36 n = 60

Changes in HQ-CT after 13 or 26 Weeks of DCCR Treatment in C601 and C602 | © 2020 Soleno Therapeutics

PWS Outcomes Assessment – Interim Analysis “Minor” includes improvements classified as between major and minor, as well as mixed. | © 2020 Soleno Therapeutics Caregiver interviews at the end of C601 Positive improvements in all 3 domains reported for a significant proportion of DCCR patients (~48%); major improvements reported for 18 - 24% of the patients Minor improvements reported for one placebo patient (10%); no major improvements were reported for the placebo patients

C601 Safety | © 2020 Soleno Therapeutics Summary of Adverse Events TEAEs in >5% of DCCR Subjects Number (%) of subjects with at least one: DCCR (N=84) n (%) Placebo (N=42) n (%) Preferred Term DCCR (N=84) n (%) Placebo (N=42) n (%) TEAE 70 (83.3) 31 (73.8) Hypertrichosis 30 (35.7) 6 (14.3) TEAE resulting in premature discontinuation of study drug 4 (4.8) 1 (2.4) Hirsutism 6 (7.1) 3 (7.1) Upper Respiratory Tract Infection 9 (10.7) 5 (11.9) SAE 6 (7.1) 0 (0) SAE related to study drug 1 (1.2) 0 (0) Edema, peripheral 17 (20.2) 4 (9.5) SAE leading to premature discontinuation of study drug 2 (2.4) 0 (0) Pyrexia 5.0 (6) 0 (0) Headache 5 (6) 6 (14.3) Blood glucose increased 5.0 (6) 2 (4.8) Hyperglycemia 10 (11.9) 0 (0)

DCCR Safety Profile The safety profile of DCCR in C601 was generally consistent with the known profile of diazoxide and prior experience with DCCR. Most events were Grade 1 in severity, including all events of hypertrichosis (except one Grade 2 in the placebo group). No Grade 4 or higher events were reported in this study. There were no serious unexpected adverse events (SUSARs) related to DCCR. | © 2020 Soleno Therapeutics

DESTINY PWS Top-Line Data Call June 8, 2020 | Soleno Therapeutics